Exhibit 99.01

Immersion Corporation Reports First Quarter 2010 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--May 6, 2010--Immersion Corporation (NASDAQ:IMMR), the leader in developing and licensing touch feedback technology, today reported financial results for the first quarter ended March 31, 2010.

Revenues for the first quarter of fiscal 2010 were $9.7 million, an increase of 29% compared to revenues of $7.5 million for the first quarter of 2009 and an increase of 41% compared to $6.9 million in the fourth quarter of 2009. Net loss for the first quarter, was $(2.7) million, or $(0.09) per share. This compares to net loss of $(6.1) million or $(0.22) per share, for the first quarter of 2009. Net loss in the fourth quarter of 2009 was $(4.3) million, or $(0.15) per share.

"Royalty and license revenue for the quarter totaled $6.4 million, demonstrating strong uptake for Immersion’s haptic technology among existing and new OEM customers," said Immersion CEO Victor Viegas. "Immersion is making very tangible progress on a number of fronts, completing the build-out of our senior management team with the appointment of a new CFO, expanding the ecosystem of industry partners integrating our TouchSense technology and increasing penetration of our solutions within a broad range of markets. We remain on track to achieve our goal of annual revenue of $25 million to $30 million, and are making great strides on the operating expense side. One internal metric that we are pleased to see, our operating loss of $2.4 million crosses over into profitability when we adjust for one-time investigation and restatement expenses of $1.6 million as well as non-cash expenses of $1.1 million, for depreciation, amortization and stock based compensation.”

As of March 31, 2010, Immersion’s cash, cash equivalents, and short-term investments were $64.6 million, up from $63.7 million as of December 31, 2009.

Q1 Corporate Highlights

Immersion recently:

  In a separate release issued today, the Company announced that it has appointed Shum Mukherjee as chief financial officer.
  Announced that its TouchSense technology has shipped in more than 100 million mobile phones worldwide.
  Announced new solutions to power touch feedback effects in user experience design and applications for mobile handsets and other devices. The company's piezo-based TouchSense 5000 solution enables true, high-definition haptic effects for significantly improved feedback quality and fidelity, while its TouchSense 4000 solution uses multiple conventional motors to power next-generation effects.
  Showcased its TouchSense 4000 solution within the Fuse mobile phone concept from partners comprising Immersion, Synaptics, Texas Instruments, TheAlloy, and TAT – The Astonishing Tribe, which demonstrates multiple interface technologies, including multi-touch capacitive sensing, haptic feedback, 3-D graphics, and force sensing.
  Announced a license agreement in medical training with CAE Healthcare, and the sale of certain medical product lines.
  Collaborated with Renesas Electronics, the world's number one supplier of microcontrollers, to provide system-level solutions that integrate Immersion’s TouchSense technology
  Announced a licensing agreement with Densitron, a leading designer and manufacturer of information display systems
  Launched in trendsetting mobile and IP phones by leading customers

Conference Call Information

Immersion will host a conference call with company management on Thursday, May 6, 2010 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2010. To participate on the live call, analysts and investors should dial +1 877.941.1427 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on May 13, 2010 by dialing +1 800.406.7325 and entering the passcode 4284297#. A live and archived webcast of the conference call will also be available for one year within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Haptic (touch) technology is key to the future of user experience in digital devices. Founded in 1993, Immersion (NASDAQ:IMMR) harnesses human touch to create user experiences that deliver a more compelling sense of the digital world. Using one of Immersion’s adaptable high fidelity haptic systems, partners can achieve a competitive advantage and greater revenue opportunities with products that are more intuitive, satisfying, efficient, and safe. With Immersion technology, world-class companies can deliver improved user experiences in products such as widely popular video games, leading video console gaming systems, advanced automotive driver controls, medical devices and award-winning mobile phones. With over 900 issued or pending patents in the U.S. and other countries, Immersion is the leading innovator in touch-enabled user experiences that bring the digital universe to life.

Forward-looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding future financial results. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include, but are not limited to, the effects of the current negative macroeconomic climate; delay in or failure to achieve commercial demand for Immersion's or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model; the commercial success of applications or devices into which Immersion's technology is licensed; potentially lengthy sales cycles and design processes; adverse outcomes in any intellectual property-related litigation and the costs related thereto; unanticipated difficulties and challenges encountered in development efforts; potential restructuring charges; failure to retain key personnel; potential and actual claims and proceedings relating to such matters, including stockholder litigation and action by the SEC or other governmental agencies; and negative tax or other implications for Immersion resulting from the accounting adjustments; and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion's Annual Report on Form 10-K for 2009, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$20,705	$19,828
Short-term investments	43,926	43,900
Accounts receivable, net	2,299	2,988
Inventories, net	644	2,001
Deferred income taxes	250	248
Prepaid expenses and other current assets	4,174	4,474
Total current assets	71,998	73,439

Property and equipment, net	2,734	3,498
Intangibles and other assets, net	11,309	10,897

TOTAL ASSETS	$86,041	$87,834

LIABILITIES
Accounts payable	$1,283	$1,382
Accrued compensation	1,292	1,387
Other current liabilities	2,811	3,087
Deferred revenue and customer advances	6,928	6,578
Total current liabilities	12,314	12,434

Long-term liabilities and deferred revenue	19,172	18,851
Deferred income tax liabilities	250	248
Other long-term liabilities	586	560

TOTAL LIABILITIES	32,322	32,093

STOCKHOLDERS’ EQUITY	53,719	55,741

TOTAL LIABILITIES &
STOCKHOLDERS’ EQUITY	$86,041	$87,834

(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2010	2009
Revenues:
Royalty and license	$6,403	$3,781
Product sales	2,968	3,279
Development contracts and other	338	446
Total revenues	9,709	7,506

Costs and expenses:

Cost of product sales (exclusive of amortization of intangibles shown separately below)	1,369	1,251
Sales and marketing	2,353	4,284
Research and development	2,461	3,929
General and administrative	5,716	4,384
Amortization of intangibles	235	215
Restructuring costs	-	646
Total costs and expenses	12,134	14,709

Operating loss	(2,425)	(7,203)
Interest and other income	79	782

Loss from continuing operations before provision for income taxes	(2,346)	(6,421)

Provision for income taxes	(339)	(91)

Loss from continuing operations	(2,685)	(6,512)

Discontinued operations:
Gain on sales of discontinued operations	30	167
Gain from discontinued operations	1	235

Net loss	$(2,654)	$(6,110)

Basic and diluted net loss per share
Continuing operations	$(0.10)	$(0.23)
Discontinued operations	0.01	0.01
Total	$(0.09)	$(0.22)

Shares used in calculating basic and diluted net loss per share	28,022	27,924

(IMMR – C)

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